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                                                                    Exhibit 3(d)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF DESIGNATION OF
             THE RIGHTS, PRIVILEGES, PREFERENCES AND RESTRICTIONS OF
                            SERIES A PREFERRED STOCK
                                       OF
                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.


         UNIVERSAL AUTOMOTIVE INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

         1. The Certificate of Designation of The Rights, Privileges, Preferences and Restrictions of Series A Preferred Stock of the Corporation (the "CERTIFICATE OF DESIGNATIONS") was filed with the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") on August 27, 2001.

         2. The Certificate of Designations is hereby amended by amending and restating the first sentence of Section 5.1 of the Certificate of Designations as follows:

                  Except as otherwise provided herein or by law, holders of the Preferred Stock shall be entitled to vote their shares of Preferred Stock with the shares of Common Stock, voting together as a single class on all matters to be voted on by the holders of the Common Stock of the Corporation, with the holders of the Preferred Stock entitled to the number of votes with respect to such shares of Preferred Stock equal to the product of (i) ninety-two and two-thirds percent, multiplied by (ii) the number of votes equal to the Underlying Common Shares with respect to such shares of Preferred Stock as of the record date for each vote.

         In accordance with Sections 242 and 228 of the Delaware General Corporation Law, the above statement of amendment has been duly approved by the board of directors of the Corporation and by the holders of the Corporation's Series A Preferred Stock.

         IN WITNESS WHEREOF, UNIVERSAL AUTOMOTIVE INDUSTRIES, INC. has caused this Certificate to be signed by Arvin Scott, its President and Chief Executive Officer, who does make this Certificate and declare and certify under penalty of perjury that this is the act and deed of the Corporation and that the facts stated therein are true, and accordingly has caused this Certificate to be executed this ___th day of January, 2002.


                                        By: /s/ Arvin Scott
                                            ------------------------------------
                                            Arvin Scott, President and Chief
                                            Executive Officer